SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 4, 2014

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2014, the Board of Directors of Supreme Industries, Inc. (the “Company”) approved and adopted, effective as of such date, an amendment and restatement of the Company’s bylaws (the “Third Amended and Restated Bylaws”).  As amended, the Third Amended and Restated Bylaws (i) set forth advance notice requirements and procedures with which stockholders must comply in order to propose business outside of the procedures established in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or nominate directors at an annual or special meeting of stockholders and (ii) provides that the Court of Chancery in the State of Delaware (or the District Court of Delaware, if the Court of Chancery does not have jurisdiction) will be the sole and exclusive forum for certain actions.

Generally, with regard to an annual meeting of stockholders, a stockholder must give timely notice of proposals (45-75 days prior to the one year anniversary of mailing of the previous year’s proxy statement) and the notice must set forth certain information regarding the business being proposed or the board nominee and the proposing stockholder. If the annual meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding annual meeting, the notice must be received no later than the 90th day before the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. In the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all the nominees for director or indicating the increase in the size of the Board of Directors at least 10 days prior to the last day a stockholder may deliver a notice as set forth above, with respect to nominees for any new positions created by such increase, a notice shall be considered timely if it is received not later than the 10th day following the day on which such public announcement is first made by the Company. With regard to a special meeting of stockholders at which directors are to be elected, notice must be received no later than the 90th day prior to such special meeting or the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

Stockholders must provide written notice of director nominations or other proposals intended to be brought before the 2015 annual meeting not earlier than February 2, 2015 nor later than March 4, 2015. These procedures are for stockholder proposals submitted outside of the processes established in Rule 14a-8 of the Exchange Act.

The foregoing description of the Third Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the Third Amended and Restated Bylaws, a copy of which is being filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

3.1          Third Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: November 10, 2014	By:	/s/ Mark D. Weber
Mark D. Weber
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws.